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                                                                    EXHIBIT 99.1


                     ATG Announces Corporate Reorganization;
              Provides Preliminary Second Quarter Financial Results

CAMBRIDGE, Mass., July 2, 2001 -- ATG (Art Technology Group; Nasdaq: ARTG), developer of the ATG Dynamo(R) e-Business Platform for online customer management and electronic commerce, today announced a corporate reorganization consisting of a strategic realignment of the company's worldwide sales and service structure, and a workforce reduction of approximately 20 percent. The company also announced preliminary financial results for the second quarter of 2001 ended June 30, 2001.

"After a comprehensive operating review, we have made the decision to aggressively adjust our organization to address the current market environment," said Jeet Singh, ATG's chief executive officer. "One of our major initiatives is to combine our sales and services organizations under Bernard Bailey, our senior vice president, global field operations. Bailey, formerly of IBM, is a seasoned executive who has been instrumental in quickly streamlining our services organization since his arrival in January 2001. We believe his broad, senior-level experience and leadership capabilities will enable ATG to gain synergies within sales and service. To reinforce our commitment to our top-tier partners and expand our increasing distribution opportunities in this area, Lauren Kelley will move into the newly created position of senior vice president, strategic development. Lauren will play an important role in shaping ATG's partner and distribution strategy and strengthening ties with our most valuable partners."

"While it was a difficult decision, we determined that it was necessary to further decrease our operating structure by reducing our workforce by approximately 20 percent," Singh continued. "We remain committed to taking the steps necessary to quickly return the company to profitability. The workforce reduction will substantially lower ATG's overall cost structure. Operationally, the reorganization will allow us to maintain product quality and superior customer support, while creating a tighter and flatter organization for ATG and greatly enhancing our productivity."

     Anticipated Financial Results

"We fell short of our anticipated financial results for the second quarter as a result of the continued weakness in domestic IT spending and a slowdown overseas," stated Singh. "In the first quarter, many of our customers shut down their IT budgets and delayed purchasing decisions. We anticipated that we would begin to experience a gradual return to normalcy in the following quarters. However, in the second quarter many customer budgets were significantly reduced or continued to be very restricted. As a result, despite continued good win rates among blue-chip customers, many of these customers are delaying larger purchases until market conditions improve."

For the second quarter of 2001, the company expects to report:

-- Revenue in the range of $34 million to $35 million compared with revenue of $32.6 million in the second quarter of 2000 and $42.8 million in the first quarter of 2001.

-- A total restructuring charge of approximately $44 million related to today's announced corporate reorganization and all workforce reductions for the quarter including those announced in early April.

-- A net loss, excluding the restructuring charge and the tax benefit related to the one-time charge, in the range of $0.17 per share to $0.19 per share compared with net income per share of $0.04 in the second quarter of 2000 and a net loss per share of $0.19 in the first quarter of 2001.

-- A net loss including the restructuring charge in the range of $0.61 per share to $0.63 per share.

     -- Days sales outstanding of approximately 100 days.

     -- Deferred revenue of approximately $19 million.

-- Cash and marketable securities at June 30, 2001 of approximately $95 million.


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"While ATG is experiencing the effects of this economic downturn, we are maintaining our strong competitive position, particularly in commerce and relationship management applications. We remain committed to returning ATG to profitability as quickly as possible. Going forward, we intend to increase the distribution of our Dynamo Product Suite through a series of key corporate and product development initiatives," Singh concluded.

The company expects to report its second-quarter results on July 26, 2001.

     Conference Call Information

In conjunction with today's news release, ATG management will host a conference call for investors at 10:00 a.m. ET on Monday, July 2. The call will be broadcast live over the Internet. Investors interested in listening to the Webcast should log onto the "Investor Relations" section of the ATG website, located at www.atg.com, at least 15 minutes prior to the event's broadcast. To participate in the live teleconference call, please dial 913-981-5572. A replay will be available from 1:00 p.m. ET on July 2, 2001 through midnight ET on July 9, 2001 at 719-457-0820. The confirmation code for the replay is 719395.

     About ATG

ATG is a leading provider of customer management and e-commerce products and services. ATG offers an integrated suite of Java(TM) application server-based products and services, as well as related application development, integration and support services. The ATG Dynamo(R) e-Business Platform enables Global 2000 enterprises, as well as new businesses using the Internet as their primary business channel, to understand, manage and build their online customer relationships and to more effectively market, sell and support their products and services over the Internet.

With its network of more than 300 partners, ATG has delivered e-business solutions to over 730 companies worldwide including 3M, Aetna Services, Inc., American Airlines, BMG Direct, eChips, Eastman Kodak, HSBC, Herman Miller, J. Crew and Sun Microsystems. The company is headquartered in Cambridge, Massachusetts with additional locations throughout North America, Europe, Asia and Australia. www.atg.com.

This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve factors that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. The estimated results included in the fourth and fifth paragraphs are preliminary and subject to change based upon ATG's completion of accounting procedures with respect to the second quarter of 2001, and therefore are forward-looking statements for the purpose of such safe harbor provisions. In addition, the statements in the second and third sentences of the fourth paragraph are forward-looking statements and their achievement is subject to a number of factors including: the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the result of longer sales cycles for ATG's products; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain and enhance business relationships with systems integrators and other parties who may be affected by changes in the economic climate; ATG's abilities to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to protection of intellectual property; and release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission, which are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov.

(c)2001 Art Technology Group, Inc. ATG, Art Technology Group, the Techmark, the ATG Logo, and Dynamo are registered trademarks of Art Technology Group, Inc.